SVI HOLDINGS, INC.
                          COMMON STOCK OPTION AGREEMENT
                                 (NON-QUALIFIED)


         This Agreement is made as of May 24, 1999, by and between SVI Holdings, Inc., a Nevada corporation ("Company") and Softline Limited, a South African company, ("Option Holder").

         It is agreed as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions contained in this Agreement, the Company hereby grants to the Option Holder, as of the date of this Agreement, the right to purchase common stock in the maximum amount of 10,000 shares from time to time during the term of the Option at the price of $11.75 per common share.

         2. OPTION TERM. This Option shall have a term of two (2) years measured from May 24, 1999.

         3. OPTION NON-TRANSFERABLE; EXCEPTION. This Option is not transferable or assignable by the Option Holder to an outside third party without the written consent of all parties.

         4. DATES OF EXERCISE. Option Holder may, within the specified term of this Option and pursuant to the provisions of this Agreement, purchase all or any part of the option shares at any time on or before the expiration date.

         5. ADJUSTMENT TO OPTION SHARES. In the event any change is made to the common stock issuable by reason of stock split, stock dividend, combination of shares, or other change affecting the outstanding common stock as a class without receipt of consideration, then appropriate adjustments will be made to reflect such change and preclude any dilution or expansion of benefits hereunder.

         6.       SPECIAL TERMS OF OPTION.

                  (a) In the event of any of the following Corporate transactions:

                           (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction with the principal purpose of changing the Company's state of incorporation,

                           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company,

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                           (iii)    any reverse merger in which the Company is
                                    the surviving entity but in which 50% or more of the Company's voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

                           Then this Option, to the extent not previously
exercised, shall be expressly assumed by the successor Company or parent company thereof.

                  (b) The Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. PRIVILEGE OF OPTION OWNERSHIP. The h older of this Option shall not have any of the rights of a stockholder with respect to the Option shares until such holder shall have exercised the Option and paid the Option price set out herein.

         8.       MANNER OF EXERCISING OPTION.

                  (a) In order to exercise this Option with respect to all or any number of the tendered shares, Option Holder must take the following actions:

                           (i) Execute and deliver to the Secretary of the Company a notice of exercise in written form with full payment for the aggregate Option price for the purchased shares and any applicable taxes or fees in cash, cash equivalents or a form of compensation agreed to by the parties to the Option. The written request must also include the original, fully executed Common Stock Option Agreement.

                  (b) This Option shall be deemed to have been exercised with respect to the number of Option shares specified by the holder of the Option in the written notice of exercise at such time as the notice of exercise and payment for the shares being exercised are received by the Company. As soon as possible thereafter, the Company shall deliver or mail to the Option Holder a certificate or certificates representing the shares so purchased with any appropriate legends attached thereto.

                  (c) In no event may this Option be exercised for any fractional shares.

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         9.       COMPLIANCE WITH LAWS AND REGULATIONS.

                  (a) The exercise of this option and the issuance of Option shares upon such exercise shall be subject to compliance by the Company and the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the shares of the Company's common stock may be listed at the time of such exercise or issuance.

                  (b) In connection with the exercise of this Option, holder shall execute and deliver to the Company, such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

         10. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Option Holder and the successors and assigns of the Company.
         11. LIABILITY OF COMPANY. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

         12. STATED RESTRICTIONS - COMMON STOCK. All common stock shares issued under this Option will carry a restriction that the shares be held by the holder for a period not less than one year pursuant to Rules 144 and 145 under the Securities Act of 1933. (Release No. 33-7390, February 20, 1997.)

         13. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to the holder of this Option shall be in writing and delivered to the holder at the address included in this Agreement. All written notices shall be deemed to have been delivered upon personal delivery or deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         14. GOVERNING LAW The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of California without regard to principles governing conflicts of law.

         15. COUNTERPARTS. This Agreement may not be executed in counterparts. There will be only one fully executed original which must be surrendered concurrent with any exercise of the Option as defined in Paragraph 8(a)(i) herein.

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         16.      SPECIAL COVENANT. The granted option herein is not intended to be an incentive option within the meaning of section 422A of the Internal Revenue Code.


                                     COMPANY:

                                     SVI HOLDINGS, INC., a Nevada corporation



                                     By:  /S/ Barry M. Schechter
                                          --------------------------------------
                                              Barry M. Schechter
                                              Chief Executive Officer


                                     OPTION HOLDER:

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